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                                 SCHEDULE 14A
                                (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

                   Proxy Statement Pursuant to Section 14(a)
                    of the Securities Exchange Act of 1934


Filed by the Registrant  [x]
Filed by a Party other than the Registrant  [  ]

Check the appropriate box:

[ ]      Preliminary Proxy Statement

[ ]      Confidential, for Use of the Commission Only (as permitted by Rule
         14a-6(e)(2)

[ ]      Definitive Proxy Statement

[ ]      Definitive Additional Materials

[X]      Soliciting Material Pursuant to Section 240.14a-11(c) or Section
         240.14a-12


                          RJR Nabisco Holdings Corp.

               (Name of Registrant as Specified In Its Charter)

                          RJR Nabisco Holdings Corp.

                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[ ]      $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
         or Item 22(a)(2) of Schedule 14A.

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

         (1)   Title of each class of securities to which transaction applies:

         (2)   Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

         (4)   Proposed maximum aggregate value of transaction:

         (5)   Total fee paid:

[x]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)   Amount Previously Paid:

         (2)   Form, Schedule or Registration Statement No.:

         (3)   Filing Party:

         (4)   Date Filed:

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March 8, 1996



Dear Colleague:

RJR Nabisco's annual meeting of shareholders will be held this year on April 17 in Winston-Salem, North Carolina.

As you know, a group led by Bennett LeBow of Brooke Group, backed by Carl Icahn, has proposed an alternate slate of directors for election at this year's annual meeting in a bid to gain control of our company. You will therefore receive two sets of annual meeting proxy statements and voting cards, one from RJR Nabisco and one from Brooke Group.

Your participation in the annual meeting vote is important, in fact, critical to the outcome. Proposals at our annual meeting are decided by a majority of the shares voted, not a majority of the shares outstanding, so every vote counts! We hope every employee shareholder will support the company by voting for your current board and voting on the other proposals in the manner recommended by your board of directors.

o We ask you to sign, date and return the WHITE proxy card indicating your support of the company's board and management.

o We ask you NOT to sign or return the BLUE card which you will receive from Brooke Group.

If you have any questions or need assistance in completing the enclosed WHITE card, please call our solicitors, MacKenzie Partners, Inc., toll free, at 1-800-322-2885 or D.F. King & Co., Inc., toll free, at 1-800-290-6430.




                              EVERY VOTE COUNTS!
                             VOTE THE WHITE CARD!
                             SUPPORT RJR NABISCO!